Exhibit 1.1

APERION BIOLOGICS, INC.

[ • ] Shares of Common Stock

$0.001 par value per share

UNDERWRITING AGREEMENT

[ • ], 2015

W.R. Hambrecht + Co., LLC

909 Montgomery Street, 3rd Floor

San Francisco, California 94133

Dear Ladies and Gentlemen:

Aperion Biologics, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained in this Underwriting Agreement (this “Agreement”), to issue and sell up to an aggregate of [ • ] shares of its common stock, $0.001 par value per share (the “Common Stock”), to investors (collectively, the “Investors”) in an initial public offering pursuant to Regulation A of the Securities Act of 1933, as amended (the “Securities Act”) through you as underwriter (the “Underwriter”), acting on a best efforts, all-or-none basis only, in connection with such sales. The shares of Common Stock to be sold in this offering are referred to herein as the “Shares.” The Shares are more fully described in the Offering Statement (as hereinafter defined).

The Company hereby confirms its agreements with the Underwriter concerning the purchase and sale of the Shares, as follows:

1. Agreement to Act on a Best Efforts Basis. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Underwriter agrees to act on a best efforts, all-or-none basis only, in connection with the issuance and sale by the Company of the Shares to the Investors. Under no circumstances will the Underwriter be obligated to underwrite or purchase any of the Shares for their own account or otherwise provide any financing. The Company will pay to the Underwriter a fee equal to 5.5% (the “Fee”) of the gross offering proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Final Offering Circular (as hereinafter defined).

2. Delivery and Payment.

(i) Concurrently with the execution and delivery of this Agreement, the Company, the Underwriter and American Stock Transfer and Trust Company (the “Escrow Agent”) will enter into an Escrow Agreement substantially in the form included as an exhibit to the Offering Statement (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Investors (the “Escrow Account”).

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(ii) Prior to the Closing Date (defined below), (i) the Underwriter will provide specific wire instructions for the Escrow Account to the Investors, and each Investor will promptly transfer an amount equal to the price per Share as shown on the cover page of the Final Offering Circular (as defined below) multiplied by the number of Shares purchased by it to the Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the Escrow Agent will notify the Company and the Underwriter in writing whether the Escrow Account is fully funded in the amount equal to the proceeds of the sale of the all of the Shares offered hereby (the “Requisite Funds”).

(a) If the Escrow Agent shall have received all of the Requisite Funds by 10:00 a.m., New York City time, on [ • ], 2015, or at such other time on such other date as may be agreed upon by the Company and the Underwriter (such date is hereinafter referred to as the “Closing Date”), the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Company and the Underwriter as provided in the Escrow Agreement and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”). The closing (the “Closing”) shall take place at the office of the Underwriter. All actions taken at the Closing shall be deemed to have occurred simultaneously.

(b) If the Requisite Funds have not been received immediately prior to the Closing Date, the offering will not proceed and the Escrow Agent will promptly return all funds deposited by investors to such investors without interest.

(c) On the Closing Date, the Company will issue to the Underwriter (and/or its designee) warrants to purchase that number of shares of Common Stock equal to four and one-half percent (4.5%) of the Shares (adjusted upward to the nearest whole share) (the “Underwriter’s Warrants”). The Underwriter’s Warrants shall be in the form of Exhibit D attached hereto. The Underwriter’s Warrants shall have an exercise price per share equal to one hundred fifteen percent (115%) of the price per Share as shown on the cover page of the Final Offering Circular. The Underwriter’s Warrants will be exercisable for a term of five years beginning on the Qualification Date (as defined below). The Underwriter understands and agrees that there are significant restrictions pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 5110 against transferring the Underwriter’s Warrants and the underlying shares of Common Stock during the one hundred eighty (180) days after the Qualification Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Qualification Date to anyone other than (i) an underwriter or selected dealer in connection with the offering contemplated hereby or (ii) a bona fide officer or partner of the Underwriter or of any underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Underwriter that:

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(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (File No. 024-10482) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular and all exhibits to such offering statement, the “Offering Statement”) relating to the Shares pursuant to Regulation A as promulgated under the Securities Act of 1933, as amended (the “Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated under the Act. As used in this Agreement:

(1) “Applicable Time” means [__] (Eastern time) on the date of this Agreement;

(2) “Final Offering Circular” means the final offering circular relating to the public offering of the Shares as filed with the Commission pursuant to Regulation A of the Rules and Regulations;

(3) “Preliminary Offering Circular” means any preliminary offering circular relating to the Shares included in the Offering Statement pursuant to Regulation A of the Rules and Regulations;

(4) “Pricing Disclosure Materials” means the most recent Preliminary Offering Circular and the materials identified in Schedule II hereto;

(5) “Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Act and the Rules and Regulations; and

(6) “Testing-the-Waters Communication” means any video or written communications with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(b) The Offering Statement has been filed with the Commission in accordance with the Act and Regulation A of the Rules and Regulations; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s, knowledge, are contemplated by the Commission.

(c) The Offering Statement, at the time it became qualified, as of the date hereof, and as of the Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Act and the Rules and Regulations.

(d) The Offering Statement, at the time it became qualified, as of the date hereof, and as of the Closing Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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(e) The Preliminary Offering Circular did not and will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by the Underwriter in Section 8(ii).

(f) The Final Offering Circular will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Final Offering Circular as provided by the Underwriter in Section 8(ii).

(g) the Pricing Disclosure Materials and each Testing-the-Waters Communication, when considered together, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by the Underwriter in Section 8(ii).

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(i) The Company has no subsidiaries, nor does it own a controlling interest in any entity.

(j) The Company is organized in, and has its principal place of business in, the United States.

(k) The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission. The Company is not, and has not been at any time during the two-year period preceding the date the Offering Statement was originally filed with the Commission, required to file with the Commission the ongoing reports required by the Rules and Regulations under Regulation A

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(l) The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

(m) Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the offering, nor any beneficial owner of 20% or more of the Company's outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(n) The Company is not a “foreign private issuer,” as such term is defined in Rule 405 under the Act.

(o) The Company has full legal right, power and authority to enter into this Agreement and the Escrow Agreement and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have each been authorized and validly executed and delivered by the Company and are each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(p) The issuance and sale of the Shares have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the description thereof set forth in the Final Offering Circular in all material respects.

(q) The Company has not authorized anyone other than the management of the Company, Dr. Kevin Stone and the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications other than those listed on Schedule 2 hereto.

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(r) The financial statements and the related notes included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular present fairly, in all material respects, the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(s) Marcum LLP (the “Accountants”), who have reported on the financial statements and schedules described in Section 3(9), are registered independent public accounting firm with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(t) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Offering Statement and the most recent Preliminary Offering Circular and prior to Closing, other than as described in the Final Offering Circular (A) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”) and (B) neither the Company nor any Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

(u) Since the date as of which information is given in the most recent Preliminary Offering Circular, neither the Company nor any Subsidiary has entered or will before the Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has any plans to do any of the foregoing.

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(v) The Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Offering Statement or the Final Offering Circular as being owned by them, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Offering Statement or the Final Offering Circular as being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) There are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company’s knowledge, any threatened legal, governmental or regulatory investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(x) The Company has, and at the Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations, including without limitation, all such licenses required by the United States Food and Drug Administration (the “FDA”) or any component thereof and/or by any other U.S., state, local or foreign government or drug regulatory agency, necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, (2) complied with all federal, state, local and foreign laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not be reasonably expected to have a Material Adverse Effect, and (3) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company and its Subsidiaries are not in violation of any provision of its organizational or governing documents.

(y) The Company has obtained all authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares and the Underwriter’s Securities under this Agreement or the consummation of the transactions contemplated by this Agreement as may be required under federal, state, local and foreign laws, the Act or the rules and regulations of the Commission thereunder, state securities or Blue Sky laws, the rules and regulations of FINRA or The NASDAQ Capital Market (“Nasdaq”).

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(z) There is no actual or, to the knowledge of the Company, threatened, enforcement action or investigation by the FDA or any other governmental authority that has jurisdiction over the Company, and the Company has received no notice of any pending or threatened claim or investigation against the Company that would provide a legal basis for any enforcement action, and the Company has no reason to believe that any governmental authority is considering such action.

(aa) Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except such conflicts, breaches or defaults as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation, except such violations that would not be reasonably expected to have a Material Adverse Effect, of (1) the provisions of the organizational or governing documents of the Company or any Subsidiary, or (2) any statute or any order, rule or regulation applicable to the Company or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary.

(bb) There is no document or contract of a character required to be described in the Offering Statement or the Final Offering Circular or to be filed as an exhibit to the Offering Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been authorized, executed and delivered by the Company or any Subsidiary, and constitute valid and binding agreements of the Company or any Subsidiary, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(cc) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Common Stock.

(dd) Except in consultation with the Underwriter, the Company, or any person acting on behalf of the Company, has not and will not publish, advertise or otherwise make any announcements concerning the distribution of the Shares, and except in consultation with the Underwriter has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Shares nor has it taken or will it take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Shares.

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(ee) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement.

(ff) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors.

(gg) To the knowledge of the Company, the Company is not, and has not been, in violation of any applicable health care laws, including without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S. C. §§ 17921 et seq.), the Exclusion Statute (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company and its subsidiaries (collectively, “Health Care Laws”); (ii) have not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Agency or third party alleging that any product operation or activity is in material violation of any Health Care Laws and has no knowledge that any such Regulatory Agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) are not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority. Neither the Company, any Subsidiary nor any of their respective their officers, directors, employees, agents or contractors has been or is currently debarred, suspended or excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

(hh) The business and operations of the Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

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(ii) There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials (as defined below) by, relating to or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(jj) The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s and each of its Subsidiary’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Final Offering Circular: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) the Company is not aware of any defects in the preparation and filing of any of patent applications, as listed in Exhibit C, within the Intellectual Property; (d) to the knowledge of the Company, the patent applications, as listed in Exhibit C, within the Intellectual Property are being prosecuted so as to avoid the abandonment thereof; (e) to the knowledge of the Company, the patents, as listed in Exhibit C, within the Intellectual Property are being maintained and the required maintenance fees (if any) are being paid; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (g) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (h) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s or any of its Subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim. To the knowledge of the Company, no opposition filings or invalidation filings have been submitted which have not been finally resolved in connection with any of the Company’s patents and patent applications in any jurisdiction where the Company has applied for, or received, a patent.

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(kk) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of its Subsidiaries that are described in the Final Offering Circular were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to an Institutional Review Board, the FDA or any foreign government exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of its Subsidiaries, and the results thereof, contained in the Preliminary Offering Circular, the Pricing Disclosure Materials and the Final Offering Circular are accurate and complete in all material respects; the Company and its Subsidiaries are not aware of any other studies, or tests or preclinical and clinical trials, the results of which reasonably call into question the results described or referred to in the Preliminary Offering Circular, the Pricing Disclosure Materials and the Final Offering Circular; and the Company or its Subsidiaries have not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, which termination, suspension, modification or clinical hold would reasonably be expected to have a Material Adverse Effect.

(ll) To the knowledge of the Company, the Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all material patent applications as listed on Exhibit C and owned by the Company or any of its Subsidiaries (the “Company Patent Applications”). To the knowledge of the Company, the Company and each of its Subsidiaries have complied with the PTO’s duty of candor and disclosure for all patent applications owned by the Company or any of its Subsidiaries and have made no material misrepresentation therein. To the knowledge of the Company and its Subsidiaries, except as disclosed in the Preliminary Offering Circular, the Company Patent Applications disclose patentable subject matters, and the Company and its Subsidiaries have not been notified of any inventorship challenges nor has any interference been declared or provoked which has not been finally resolved nor is any material fact known by the Company and its Subsidiaries that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable. To the Company’s and its Subsidiaries’ knowledge, except as disclosed in the Preliminary Offering Circular, the Pricing Disclosure Materials and the Final Offering Circular, no third party possesses rights to the Company’s Intellectual Property, that, if exercised, could enable such party to develop products competitive to those the Company and its Subsidiaries intends to develop as described in each of the Preliminary Offering Circular, the Pricing Disclosure Materials and the Final Offering Circular.

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(mm) Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (1) has timely filed all federal, state, provincial, local and foreign tax returns which are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments against the Company or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Underwriter to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Shares to purchasers thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(nn) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(oo) The Company is insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

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(pp) Neither the Company nor its Subsidiaries, nor any director, officer, agent or employee of either the Company or any Subsidiary has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(qq) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

(ss) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than Preliminary Offering Circular, the Pricing Disclosure Materials and the Final Offering Circular, or such other materials as to which the Underwriter shall have consented in writing.

(tt) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company or its Subsidiaries, or under which the Company or any of its Subsidiaries has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

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(uu) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other, which would be required to be disclosed pursuant to Regulation S-K (if such regulation were applicable) or required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular and is not so disclosed.

(vv) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

(ww) The Shares have been approved for listing, subject to notice of issuance, on Nasdaq, under the symbol “ZLIG.”

(xx) Except as set forth in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(yy) To the knowledge of the Company, there are no affiliations with FINRA among the Company’s directors, officers or any five percent or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Offering Statement.

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(zz) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly, including through its Subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular and is not so described.

(aaa) The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof.

(bbb) The Underwriter’s Warrants have been duly authorized for issuance. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Underwriter’s Warrants and, when issued and paid for in accordance with the terms of the Underwriter’s Warrants, such shares of Common Stock will be validly issued, fully paid and non-assessable (such shares of Common Stock, together with the Underwriter’s Warrants, the “Underwriter’s Securities”). The issuance of the Common Stock pursuant to the Underwriter’s Warrants will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any of its subsidiaries.

4. Agreements of the Company.

(a) The Offering Statement has become qualified, and the Company will file the Final Offering Circular, subject to the prior approval of the Underwriter, pursuant to Rule 253 and Regulation A, within the prescribed time period and will provide a copy of such filing to the Underwriter promptly following such filing.

(b) The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have reasonably objected thereto in good faith.

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(c) The Company will notify the Underwriter promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Offering Statement is filed; (2) of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by the Underwriter, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Act and the Rules and Regulations and to notify the Underwriter promptly of all such filings.

(d) If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriter, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriter, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Underwriter, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriter and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by the Underwriter, and the Underwriter agrees to provide to each Investor, prior to the Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.

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(e) The Company will furnish to the Underwriter and their counsel, without charge (a) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (b) so long as an offering circular relating to the Shares is required to be delivered under the Act or the Rules and Regulations, as many copies of each Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto as the Underwriter may reasonably request.

(f) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(g) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Underwriter and its counsel in connection with the registration or qualification, or exemption therefrom, of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”

(i) The Company will use its reasonable best efforts to ensure that the Shares are listed for trading on Nasdaq at the time of the Closing.

(j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

(k) The Company will not, directly or indirectly, without the prior written consent of the Underwriter, offer to sell, sell, contract to sell, grant any option or warrant to purchase, make any short sale, or otherwise dispose of (or announce any offer, sale, grant of any option or warrant to purchase or other disposition), any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, (the “Lock-Up Securities”) for a period of 90 days after the date of this Agreement (the “Lock-Up Period”), except with respect to (i) the Shares to be sold hereunder, (ii) the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof and the issuance of Common Stock or stock options under any employee benefit or stock incentive plan of the Company existing on the date hereof, and described in the Final Offering Circular, (iii) the issuance of Common Stock or stock options under any non-employee director stock plan or dividend reinvestment plan described in the Final Offering Circular, (iv) the issuance of any shares of Common Stock upon conversion of preferred stock (including any cumulative dividends) and automatic conversion of the principal amount and accrued interest on outstanding convertible promissory notes upon completion of this offering, all in the manner and to the extent described in the Preliminary Offering Circular; or (v) the issuance of any shares of Common Stock by the Company in connection with a licensing agreement, joint venture, acquisition or business combination or other collaboration or strategic transaction, provided, however that recipients of such shares of Common Stock agree to be bound by the terms of the lock-up letter described in Section 7(x) hereof and the sum of the aggregate number of shares of Common Stock so issued shall not exceed 10% of the total outstanding shares of Common Stock outstanding immediately following the consummation of this offering of Shares. If the Underwriter agrees to waive or release any Lock-Up Securities from the Lock-Up Period, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of such release or waiver.

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(l) The Company shall use commercially reasonable efforts to obtain directors’ and officers’ liability insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering of securities.

5. Representations and Warranties of the Underwriter; Agreements of the Underwriter. The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any Written Testing-the-Waters Communication used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Act) within the meaning of this Section 5 shall not be deemed to include information prepared by the Underwriter on the basis of, or derived from, “issuer information”.

Neither the Underwriter, nor any managing member of the Underwriter, nor any director or executive officer of the Underwriter or other officer of the Underwriter participating in the offering of the Shares is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

6. Expenses.

(i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriter, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Offering Statement (including each and every amendment thereto), each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares and market making activities of the Underwriter, (iv) all fees and expenses in connection with listing the Shares on Nasdaq including any supplemental listing application, (v) any filings required to be made by the Underwriter with FINRA, and the fees, disbursements and other charges of counsel for the Underwriter in connection therewith, and in connection with any required review by FINRA in an amount not to exceed $30,000, (vi) the registration or qualification of the Shares and the Underwriter’s Securities (as defined in Section 3(aaa)) for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(j), including the fees, disbursements and other charges of counsel to the Underwriter in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) fees, disbursements and other charges of counsel to the Company, (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Investors, (ix) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 7(vii) of this Agreement and (x) the fees and expenses of the Escrow Agent. Except as set forth in this Section, the Underwriter is responsible for its own fees, including legal fees of its counsel.

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(ii) If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 7, Section 9(i)(c), (d) or (f), the Company shall reimburse the Underwriter for all of its documented out-of-pocket expenses in an amount not to exceed $25,000.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder are subject to the following conditions:

(i) (a) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (b) no order suspending the effectiveness of the Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (d) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith, and the Underwriter shall have received certificates of the Company, dated the Closing Date and signed by the President and Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (a), (b) and (c).

(ii) Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, (a) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, if in the reasonable judgment of the Underwriter any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors and the delivery of the Underwriter’s Securities as contemplated hereby.

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(iii) Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Underwriter, would reasonably be expected to have a Material Adverse Effect.

(iv) Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(v) The Underwriter shall have received an opinion (covering, among other things, IP matters) and 10b-5 negative assurances letter, dated the Closing Date, of Morgan Lewis & Bockius LLP, as counsel to the Company, substantially in the form of Exhibit B hereto.

(vi) The Underwriter shall have received an opinion, dated the Closing Date, of Wyrick Robbins Yates & Ponton LLP, as counsel to the Underwriter.

(vii) At the Closing, the Accountants shall have furnished to the Underwriter a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriter with respect to the financial statements and certain financial information contained in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

(viii) At the Closing, there shall be furnished to the Underwriter a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter to the effect that each signer has carefully examined the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

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(a) (1) As of the date of such certificate, (x) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Final Offering Circular nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

(b) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(c) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(d) No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(e) Subsequent to the date of the most recent financial statements in the Offering Statement and in the Final Offering Circular, there has been no Material Adverse Change.

(ix) The Company shall have furnished or caused to be furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness on the Closing Date of any statement in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular, as to the accuracy on the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

(x) The Underwriter shall have received the lock-up letters referred to in Section 4(n) hereof substantially in the form of Exhibit A from each director, officer and stockholder of the Company, except for such stockholders as to whom the Underwriter shall have consented in writing.

(xii) The Shares have been approved for listing upon notice of issuance on Nasdaq.

(xiii) The Company shall have furnished or caused to be furnished to the Underwriter on the Closing Date satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdiction of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

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(xiv) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

(xv) On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE MKT or Nasdaq; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Final Offering Circular.

8. Indemnification.

(i) The Company shall indemnify and hold harmless the Underwriter, its directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto)), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (a) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (b) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular or any amendment or supplement thereto, (2) the Pricing Disclosure Materials, (3) any Written Testing-the-Waters Communication or (4) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (c) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Statement, the Final Offering Circular, the Pricing Disclosure Materials, or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Indemnified Party through the Underwriter expressly for inclusion in the Offering Statement, any Preliminary Offering Circular, the Final Offering Circular, or Written Testing-the-Waters Communication, or in any amendment or supplement thereto or in any Application, it being understood and agreed that the only such information furnished by any Indemnified Party consists of the information described as such in subsection (ii) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(ii) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based solely upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in the [__________] paragraphs under the caption “Underwriting” in any Preliminary Offering Circular and the Final Offering Circular constitute the only information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular.

(iii) Promptly after receipt by an Indemnified Party under subsection (i) or (ii) above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under such subsection. In case any such action shall be brought against any Indemnified Party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

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(iv) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an Indemnified Party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (iii) above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the Fee received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), the Underwriter will not be required to contribute any amount in excess of the Fee received by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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9. Termination.

(i) The obligations of the Underwriter under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Underwriter, without liability on the part of the Underwriter to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Underwriter: (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (b) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (c) trading in the Shares or any securities of the Company has been suspended or materially limited; (d) trading generally on the New York Stock Exchange, Inc., NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (e) a banking moratorium has been declared by any state or Federal authority; or (f) in the judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Circular, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(ii) The obligations of the parties under this Agreement shall be automatically terminated in the event that notice is given to the Escrow Agent as determined prior to the close of business on the date scheduled for receipt of the Requisite Funds, that the Requisite Funds have not been deposited by the Investors into the Escrow Account by the close of business the Closing Date.

(iii) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof.

10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company, at the office of the Company, 11969 Starcrest Drive, San Antonio, TX 78247, Attention: Daniel R. Lee, with copies to Morgan Lewis & Bockius LLP, 2 Palo Alto Square, 3000 El Camino Real, Suite 700, Palo Alto, CA 94306-2122, Attention: Albert Lung, Esq., or (ii) if to the Underwriter, at the office of W.R. Hambrecht + Co., LLC, 909 Montgomery Street, 3rd Floor, San Francisco, California 94133, Attention: John Hullar, with copies to Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607, Attention: W. David Mannheim, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

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11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Underwriter set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 7, 8 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriter, the Company and their respective successors, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(i) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Underwriter and any person or persons who control the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(ii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Offering Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase.

13. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the New York Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company has irrevocably appointed [_____] pursuant to a Form U-2 Uniform Consent to Service of Process filed with the Secretary of State of the State of New York, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

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With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the New York Courts, and with respect to any Related Judgment, each party waives any such immunity in the New York Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which the Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriter in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter hereunder.

14. Acknowledgement. The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or any other person with respect thereto. The Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of, or for the benefit of, the Company.

15. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

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16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing is in accordance with your understanding, please sign and return to the Company one of the counterparts hereof, and upon the acceptance hereof by you as the Underwriter, this Agreement and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours,

APERION BIOLOGICS, INC.

By:
Name:
Title:

Accepted as of the date hereof:

W.R. HAMBRECHT + CO., LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE 1

PRICING INFORMATION

A-1

SCHEDULE 2

WRITTEN TESTING-THE-WATERS COMMUNICATION

See Exhibits 13.1 to 13.5 of Form 1-A/A filed on November 10, 2015

A-2

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

W.R. Hambrecht + Co., LLC

909 Montgomery Street, 3rd Floor

San Francisco, California 94133

Re:	Aperion Biologics, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.001 per share (“Common Stock”), or rights to acquire Common Stock, of Aperion Biologics, Inc., a Delaware corporation (the “Company”), understands that W.R. Hambrecht + Co., LLC (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares of Common Stock of the Company (the “Common Stock”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Underwriter that, without the Underwriter’s prior written consent, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the offering circular (the “Offering Circular”) relating to the Public Offering (the “Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of Common Stock or any securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Public Offering.

The foregoing shall not apply to:

(i) the sale of shares of Common Stock pursuant to the Underwriting Agreement;

(ii) transactions relating to shares of Common Stock acquired in open market transactions after the completion of the Public Offering ; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;

(iii) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase shares of common stock or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement; (b) transfers of shares of Common Stock or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans

(iv) transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or in connection with estate planning, including, but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned or a member of the immediate family of the undersigned, or by will or intestacy;

(v) any transfer pursuant to a qualified domestic relations order or in connection with a divorce;

(vi) (a) any distributions or transfers without consideration of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned; (b) any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement; or

(vii) the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period.

Provided¸ however, that (a) in the case of any transfer or distribution pursuant to clause (iv) or (vi), each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter agreement (the “agreement”) and (b) in the case of any transaction pursuant to clauses (iv), (vi) or (vii), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) and no such filing shall be made voluntarily during the Lock-Up Period. In addition, the undersigned agrees that, without the Underwriter’s prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

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The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

If the undersigned is an officer or director of the Company, (i) the Underwriter agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Underwriter will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. The undersigned hereby waives any applicable notice requirement concerning the Company’s intention to file the Offering Statement and sell shares of Common Stock thereunder.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

3

The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, that any Public Offering will be made only pursuant to an Underwriting Agreement the terms of which are subject to negotiation between the Company and the Underwriter and that there is no assurance that the Company and the Underwriter will enter into an Underwriting Agreement with respect to the Public Offering or that the Public Offering will be consummated.

This agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (2) termination of the Underwriting Agreement before the sale of any shares of Common Stock pursuant to the Underwriting Agreement, (3) the withdrawal of the Offering Statement filed with the Securities and Exchange Commission with respect to the Public Offering, or (4) December 31, 2015, in the event that the Underwriting Agreement has not been executed by that date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature on following page]

4

Sincerely,

STOCKHOLDER

Name:

[Signature page to Lock-Up Agreement]

A-5

EXHIBIT B

FORM OF OPINION AND 10B-5 OF MORGAN, LEWIS & BOCKIUS LLP,

COUNSEL TO THE COMPANY

1.	The Company is a corporation duly incorporated under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Statement and to enter into and perform its obligations under the Underwriting Agreement.

2.	The Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in the State of Texas.

3.	The Underwriting Agreement has been duly executed and delivered by the Company.

4.	The Shares have been duly authorized by the Company and, when issued and sold by the Company, and delivered by the Company to, and paid for by, the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

5.	The statements set forth under the caption “Description of Capital Stock” in the Preliminary Offering Circular, insofar as such statements purport to summarize certain provisions of the certificate of incorporation and by-laws of the Company, provide a fair summary of such provisions in all material respects.

6.	The Offering Statement has been qualified by the Commission under the Securities Act. To our knowledge, no stop order suspending the qualification of the Offering Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

7.	No consent, authorization, approval or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the consummation by the Company of the issuance and sale of the Shares pursuant to the Underwriting Agreement, other than such as previously have been obtained or made, including, without limitation, registration of the Shares under the Securities Act and of the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that we express no opinion as to state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Shares are being offered by the underwriters thereof.

8.	The execution and delivery of the Underwriting Agreement by the Company do not, and the performance by the Company of its obligations thereunder will not (a) result in a violation of the Certification of Incorporation By-laws of the Company, (b) breach or result in a default under any provision of any agreement or instrument filed as an exhibit to the Offering Statement; (c) result in a violation of the Delaware General Corporation Law or any U.S. federal law, rule or regulation, or (d) to our knowledge, result in a violation of any decree, judgment or order of any U.S. or Delaware court to which the Company is a named party, except that we express no opinion in this paragraph regarding any federal securities laws, any state securities or “Blue Sky” laws.

9.	To our knowledge, there are no contracts, licenses, agreements, leases or documents of a character that are required to be filed as exhibits to the Offering Statement, or to be summarized or described in the Offering Statement and the Final Offering Circular, which have not been so filed, summarized, or described as required.

10.	To our knowledge, there is no pending or threatened action, suit, investigation or proceeding before or by any United States or state court, government agency or authority against the Company that are required to be described in the Offering Statement and the Offering Circular and that are not so described as required.

11.	To our knowledge, there are no persons with registration or other similar rights to have any debt or equity securities registered for sale under the Offering Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

12.	The Company is not and, after giving effect to the offering and sale of the Shares, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

13.	The Shares have been approved for listing on The NASDAQ Capital Market, upon official notice of issuance.

We refer you to the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular. As counsel to the Company, we reviewed the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials, and the Final Offering Circular and participated in discussions with your representatives and representatives of the Company, its independent registered public accounting firm and your counsel regarding such documents and related matters were discussed.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials, and the Final Offering Circular, and we have not undertaken any obligation to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials, and the Final Offering Circular involve matters of a non-legal nature. In addition, we note that we have not advised the Company with regard to FDA and other health law matters, including any regulatory matters relating to European Union health legislation, and intellectual property matters.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, each of the Offering Statement, at the time it initially became effective, and the Final Offering Circular, as of the date hereof, (except in each case as to the financial statements, schedules and other financial and accounting data, as to which we express no view), appeared or appears on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act. Furthermore, subject to the foregoing, nothing came to our attention that caused us to believe that the (i) Preliminary Offering Circular and the Pricing Disclosure Materials, considered as a whole, at the Applicable Time, together with information relating to the number of shares being offered, the pricing information and other information in the Preliminary Offering Circular affected by the number of shares and pricing information, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Final Offering Circular, as of its date, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Circular, the Pricing Disclosure Materials, and the Final Offering Circular (except with respect to certain legal matters, as and to the extent set forth in paragraphs [ ] in our letter, dated the date hereof delivered to you pursuant to Section [ ] of the Underwriting Agreement), and (b) we do not express any belief with respect to the financial statements, schedules and other financial and accounting data and information about intellectual property matters and FDA and U.S. and international health law matters, in each case contained in the Preliminary Offering Circular, the Pricing Disclosure Materials, and the Final Offering Circular.

EXHIBIT C

SCHEDULE OF MATERIAL PATENT APPLICATIONS

Application Number	Title	Application Date	Patent Number
12/553570	Xenograft bone matrix for orthopedic applications	9/3/2009	Pending
EP00910108.0	Aldehyde and glycosidase-treated soft and bone tissue xenografts	2/8/2000	Pending

EXHIBIT D

FORM OF UNDERWRITER’S WARRANT

See Exhibit 3.5 to Form 1-A/A file on October 23, 2015